UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018

4M CARBON FIBER CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-55401	80-0379897
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

835 Innovation Drive, Suite 200 Knoxville, TN	37932
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (865) 444-6789

WOODLAND HOLDINGS CORP.

 (Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

Magri Law, LLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: 646.502.5900

F: 646.826.9200

pmagri@magrilaw.com

www.MagriLaw.com

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

Between September 11, 2017 and January 31, 2018, 4M Carbon Fiber Corp., a Delaware corporation (the “Company”),  raised an aggregate of $1,888,322 from a total of 42 accredited investors who purchased an aggregate of 3,147,370 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company for $0.60 per share per share. The Company used the proceeds of the sales to general working capital purposes and to pay accrued salaries.

The above offers and sales of the securities were made only to “accredited investors,” as defined in Rule 501(a) of Regulation D, in reliance on the exemptions contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder, for transactions not involving any public offering. No advertising or general solicitation was employed in offering the securities. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

On February 14, 2018, the Board of Directors approved the issuance of an aggregate of 875,000 shares of Common Stock to a group of employees and service providers in exchange for services rendered to the Company. The fair market value of the Common Stock was determined by the Board of Directors to be $0.60 per share per share. The shares were issued in reliance on the exemptions contained in Section 4(a)(2) of the Securities Act for transactions not involving any public offering.

On April 4, 2018,  Mr. Paresh Chari, an accredited investor, invested $200,000 in the Company in exchange for 222,222 shares of Common Stock and a warrant exercisable for 51,111 shares of Common Stock for $0.90 per share from the date of issuance until the fifth anniversary of the date of issuance.  The warrant provides customary piggyback registration rights in the event the Company proposes to register any shares of Common Stock pursuant to a Form S-1 or S-3.  The exercise price and number of shares of Common Stock issuable upon the exercise of the warrant shall be adjusted in the event of stock splits, dividends or reclassifications affecting the Common Stock of the Company or reorganizations, merger or consolidation of the Company.  The securities were issued in reliance on the exemptions contained in Section 4(a)(2) of the Securities Act for transactions not involving any public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2018, the Board of Directors of the Company appointed Mr. Paresh Chari as a member of the Board, to serve until the next annual stockholders meeting and until his replacement is elected and qualified.

Mr. Paresh Chari, CPA, (age 67) has been the President of Fluent Business Group at Mexichem, S.A.B. de C.V. since February 5, 2016. Mr. Chari serves as an Executive Advisor at Onward Capital LLC. He served as the Chief Executive Officer, President and Director at Dura-Line Holdings, Inc. since 1998. Mr. Chari re-joined Dura-Line in September 2005. He has held executive positions in various Fortune 500 companies including Kellogg Brown & Root (a Halliburton company), Enserch Corporation, Ameritech/AT&T Communications and Emerson Electric. He was associated with Dura-Line from 1996 to 2001 as President of its International Operations. He also served as the President at Mainetti Americas. He served as the President of Usa & Dura-Line until February 5, 2016. He held positions with several privately-held companies, including Jordan Industries, Sun Capital Partners and Mainetti Americas. He has completed executive strategy programs at Northwestern's Kellogg School of Management and is also a Certified Public Accountant. He serves as a Director of Dura-Line Holdings, Inc. Mr. Chari holds a Masters in Business Administration from the University of Michigan and Masters and Bachelor's degrees in Engineering from the Indian Institute of Technology and the National Institute of Technology.

On March 28, 2018, Mr. Chari and the Company entered into a Director Agreement (the “Director Agreement”) pursuant to which Mr. Chari agreed to serve as a member of the Board of Directors in consideration for $10,000 per fiscal quarter, $5,000 (50%) of which is payable in shares of Common Stock of the Company. Also, pursuant to the Director Agreement, the Company granted Mr. Chari “tag-along rights” whereby that if at any time, one or more stockholders of the Company who (together with their affiliates holding no less than 51% of the outstanding Common Stock of the Company) propose to sell any shares of their Common Stock to an independent third party, Mr. Chari shall be permitted to participate in such sale on the terms and conditions set forth in the Director Agreement.

A copy of the Director Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Director Agreement, dated March 28, 2018, between 4M Carbon Fiber Corp. and Paresh Chari

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

4M CARBON FIBER CORP.

Dated: April 24, 2018	By:	/s/ Joshua M. Kimmel
Joshua M. Kimmel
President and Chief Executive Officer
(Principal Executive Officer)

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